Exhibit 10.13

CONVERSION AGREEMENT

THIS CONVERSION AGREEMENT (this “Agreement”) is made and entered into as of                     , 2012, by and among TABLEAU SOFTWARE, INC., a Delaware corporation (the “Company”), and                                  (the “Stockholder”).

RECITALS

A. The Stockholder is a holder of a significant number of shares of the Company’s outstanding Class B Common Stock (the “Class B Common Stock”).

B. After an IPO, each share of Class B Common may convert into one share of the Company’s Class A Common Stock (the “Class A Common Stock”) upon the election of the holder thereof, provided that the Board has approved such conversion (an”Optional Conversion”).

C. The Company and the Stockholder desire to enter into an agreement setting forth the conditions under which theStockholder shall effect an Optional Conversion of all shares of Class B Common Stock then held by such Stockholder.

AGREEMENT

The parties to this Agreement agree as follows:

1. CONVERSION. The Stockholder hereby elects to effect an Optional Conversion of all shares of Class B Common Stock, effective automatically upon the termination of the Stockholder’s Continuous Service (as defined below) for any reason whatsoever, subject only to the Board of Directors of the Company (the “Board”) approving such conversion. The Board shall consider the Stockholder’s conversion election no later than its next regularly scheduled meeting after the Stockholder’s termination of Continuous Service.

2. DEFINITIONS. For purposes of this Agreement, the following definitions shall apply:

(a) “Continuous Service” means that the Stockholder’s service with the Company or a subsidiary of the Company, whether as an employee, a member of the Company’s Board of Directors (a “Director”) or a consultant, is not interrupted or terminated. A change in the capacity in which the Stockholder renders service to the Company or an affiliate as an employee, Consultant or Director or a change in the legal entity for which the Stockholder renders such service, provided that there is no interruption or termination of the Stockholder’s service with the Company or a subsidiary, will not terminate a Stockholder’s Continuous Service; provided, however, that if the legal entity for which a Stockholder is rendering services ceases to qualify as a subsidiary, as determined by the Board in its sole discretion, such Stockholder’s Continuous Service will be considered to have terminated on the date such entity ceases to qualify as a subsidiary. For example, a change in status from an employee of the Company to a consultant to the Company or to a Director will not constitute an interruption of Continuous Service. To the extent permitted by law, the Board, in its sole discretion, may determine whether Continuous Service will be considered interrupted in the case of any leave of absence approved by the Board, including sick leave, military leave or any other personal leave.

1.

(b) “IPO” means a firmly underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of Class A Common Stock or Class B Common Stock.

3. MISCELLANEOUS.

(a) Entire Agreement; Binding Effect. This Agreement constitutes the entire agreement of the parties hereto related to the matters set forth herein, and supersedes all prior agreements between such parties, whether written or oral, related to such subject matter. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties hereto.

(b) Amendment; Waiver. Neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the Company and each party against whom enforcement of such amendment, waiver, discharge or termination is sought.

(c) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware as applied to contracts among Delaware residents entered into and performed entirely within Delaware.

(d) Counterparts; Facsimile. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Facsimile signatures shall be as effective as original signatures.

(e) Further Assurances. Each party hereto agrees to execute and deliver, or cause to be executed and delivered, such further instruments or documents or take such other actions as may be reasonably necessary to consummate the transactions contemplated by this Agreement.

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2.

The parties hereto have executed this CONVERSION AGREEMENT as of the date first written above.

COMPANY:

TABLEAU SOFTWARE, INC.

By:
Christian Chabot
Chief Executive Officer

STOCKHOLDER:

CONVERSION AGREEMENT